EXHIBIT 99.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

CHRISTOPHER J. CALHOUN and ARI E. BIZIMIS hereby certify that:

1.	They are the Chief Executive Officer and Chief Financial Officer, respectively, of MacroPore Biosurgery, Inc.

2.	The Form 10-Q report of MacroPore Biosurgery, Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3.

The information contained in the Form 10-Q report of MacroPore Biosurgery, Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of MacroPore Biosurgery, Inc.

Dated: May 15, 2003

By:	/s/ Christopher J. Calhoun
Christopher J. Calhoun Chief Executive Officer, President

By:	/s/ Ari E. Bizimis
Ari E. Bizimis Chief Financial Officer